SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act

SYNIVERSE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	30-0041666
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Tampa City Center, Suite 700 Tampa, Florida	33602
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to: General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to: General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates:         333-120444

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.001 par value per share, of Syniverse Holdings, Inc. (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus constituting a part of the Registration Statement on Form S-1 (No. 333-120444) filed by the Registrant with the Securities and Exchange Commission on November 12, 2004, as amended, which is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.

Item 2. Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 9, 2005		SYNIVERSE HOLDINGS, INC.
(Registrant)

	By:	/s/ RAYMOND L. LAWLESS
	Name:	Raymond L. Lawless
	Title:	Chief Financial Officer

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